                                                                    Exhibit 10.2


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement ("this Agreement" or "this Employment Agreement") is made and entered into as of January 1, 2001 (the "Effective Date"), by and between Werner Co., a Pennsylvania corporation (the "Company"), and Robert P. Tamburrino ("Executive"). The Company and Executive hereby agree that the pre-existing Employment Agreement between Executive and the Company, dated as of December 18, 1998 (as amended by Amendment No. 1 thereto as of May 31, 2000), shall be, and hereby is, amended and restated in its entirety to read as follows:

         The Company hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

1.       POSITION.
         ---------

         From the Effective Date until the termination of Executive's employment hereunder (the "Period of Employment"), Executive shall serve in the capacity indicated on Schedule 1 hereto, and shall have the normal duties and responsibilities commensurate with such position. During the Period of Employment, Executive will (a) during normal business hours, devote his full time and exclusive attention to, and use his best efforts to advance, the business and welfare of the Company, and (b) not engage in any other employment activities for any direct or indirect remuneration without the concurrence of the Board of Directors of the Company (the "Board"); provided, however, that Executive may serve on corporate, charitable and community boards so long as such activities do not unreasonably interfere with the performance of his duties under this Agreement and provided that any such activities are approved in advance by the Board, which approval will not be unreasonably withheld.

2.       PLACE AND TERM OF EMPLOYMENT.
         -----------------------------

         (a) Executive's office shall be at the location set forth on Schedule 1 attached hereto.

         (b) Subject to Section 6 hereunder, Executive's Period of Employment shall be through December 31, 2002. This Employment Agreement shall be automatically renewed for successive one (1) year periods unless either party gives notice of nonrenewal on or prior to November 30 of the applicable year.

3.       COMPENSATION.
         -------------

         3.1 BASE SALARY. The Company shall pay Executive the per annum base salary indicated on Schedule 1 attached hereto (the "Base Salary") during the Period of Employment payable biweekly and otherwise in accordance with the standard policies of the Company and subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general. Executive Base Salary hereunder shall be subject to annual review by the Board for such increases as the Board in its discretion may determine.

         3.2 PERFORMANCE BASED COMPENSATION. In addition to the Base Salary provided for in Section 3.1 hereof, Executive shall be eligible to receive an annual cash bonus earned with respect to each calendar year during the Period of Employment in an amount equal to 70% of the Base Salary in effect at the end of such calendar year based upon the extent to which Werner Holding Co. (PA), Inc.'s ("Holdings") consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined in EXHIBIT 1 hereto, equals or exceeds the percentages of target annual EBITDA with respect to such calendar year in accordance with the attached EXHIBIT 3.

         The EBITDA target for the fiscal year 2001 is $72 million and for future years shall be set by Holdings' Board of Directors as part of its annual budgeting process.

         Executive shall also be eligible to receive an additional annual cash bonus at the discretion of the Board based upon the evaluation of Executive's performance for each year during the Period of Employment. Bonuses will be payable no later than March 31 of the respective years following the years with respect to which they were earned.

4.       BENEFITS.
         ---------

         During the Period of Employment, Executive shall be entitled to participate in all benefit plans and programs maintained by the Company which are available to its executive officers or employees generally, including any and all perquisites, provided that, (i) Executive's right to participate in such plans and programs shall not affect the Company's right to amend or terminate the general applicability of such plans and programs, and (ii) Executive acknowledges that he shall have no vested rights under or to participate in any such plan or program except as expressly provided under the terms thereof. The Company shall provide the Executive with the benefits described on Exhibit 2 hereto; provided, however, that the benefits so described may be amended or terminated by the Board.

5.       EXPENSES.
         ---------

         Upon presentation of acceptable substantiation therefor, the Company will pay or reimburse Executive for such reasonable travel, entertainment and other expenses as he may incur during the Period of Employment in connection with the performance of his duties hereunder. Federal, state and local income taxes shall be withheld on all cash and in-kind payments made by the Company to Executive in accordance with applicable tax laws and regulations. The Company shall continue to pay Executive's reasonable and documented travel and related expenses associated with performance of his duties hereunder while maintaining his home in Newton, Pennsylvania as his primary residence in accordance with the practices of the Company in that regard in effect prior to the Effective Date; provided that such expenses (before the gross-up referred to below) shall not exceed $35,000 per year. To the extent that the Company's reimbursement or payment of such travel and related expenses causes Executive to recognize income for personal income tax purposes, the Company will make Executive whole after tax through a gross-up payment.

6.       TERMINATION OF EMPLOYMENT.
         --------------------------

         The provisions of this Section 6 shall apply upon termination of Executive's employment hereunder. In connection with any termination of Executive's employment hereunder, Executive or his beneficiaries shall be entitled to receive, pro-rated as appropriate, earned but unpaid Base

Salary, unreimbursed amounts pursuant to Section 5 hereof, and unpaid and unreimbursed payments and benefits under, and in accordance with the terms of, applicable benefit plans and programs, said payments being collectively referred to as "Standard Termination Payments."

         6.1 FOR CAUSE OR NOT FOR GOOD REASON. If the Company terminates Executive's employment for Cause (as hereinafter defined) or if Executive terminates his employment other than for Good Reason (as defined in Section 6.3), the Company's obligations to compensate Executive shall in all respects cease as of the date of such termination, except for Standard Termination Payments. Termination of Executive's employment for "Cause" shall mean termination by the Company because Executive:

                  (i) has been convicted of a felony, or has entered a plea of guilty or NOLO CONTENDERE to a felony;

                  (ii) has committed an act of fraud involving dishonesty for personal gain which is materially injurious to the Company;

                  (iii) has willfully and continually refused to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance has been delivered to the Executive by the Board, where such demand specifically identifies the manner in which the Board believes that the Executive has refused to substantially perform his duties and the passage of a reasonable period of time for Executive to comply with such demand; or

                  (iv) has willfully engaged in gross misconduct materially and demonstrably injurious to the Company or its subsidiaries.

         For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its subsidiaries. Notwithstanding the foregoing, with respect to termination for Cause arising out of conduct described in clause (ii), (iii) or (iv) above, a termination shall not be considered for Cause for purposes of this Agreement unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire Board, at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel or other advisors, to be heard at such meeting), finding that in the good faith opinion of the Board the Executive had engaged in conduct described in clause (ii), (iii) or (iv) above and specifying the particulars thereof in detail. Such a finding by the Board of Directors of the Company is a prerequisite to a termination for Cause pursuant to clauses (ii), (iii) or (iv) above; PROVIDED, HOWEVER, that such a finding may be challenged, by appropriate judicial process, on the merits (i.e., that Cause did not exist) or on the basis that the Board's finding was not made in good faith (provided that proof that Cause for termination existed shall be a complete defense to any showing that the Board's findings were not made in good faith).

         If the Executive terminates his employment other than for Good Reason, the Executive must provide the Company with thirty (30) days written notice prior to such termination.

         6.2 UPON DEATH OR PERMANENT DISABILITY. If Executive's employment is terminated as a result of death or Permanent Disability (as hereinafter defined), the Company's obligation to compensate Executive shall in all respects cease as of the date of such termination, except for Standard Termination Payments including all applicable disability benefits; provided that, if such termination occurs after March 31, 2002, Executive (or his estate as applicable) will also be entitled to receive a lump sum equal to the Severance Amount (as hereinafter defined). The Company may terminate Executive's employment hereunder attributable to the "Permanent Disability" of Executive if Executive becomes physically or mentally incapacitated or disabled so that he is unable to perform for the Company substantially the same services as he performed prior to incurring such incapacity or disability (the Company, at its option and expense, is entitled to retain a physician reasonably acceptable to Executive to confirm the existence of such incapacity or disability, and the determination of such physician shall be binding upon the Company and Executive), and such incapacity or disability exists for an aggregate of six (6) calendar months in any twelve
(12) calendar month period.

6.3      NOT FOR CAUSE OR FOR GOOD REASON.
         --------------------------------

                  (a) If (i) Executive's employment is terminated by the Company on or prior to March 31, 2002 for a reason other than Cause, Executive's death or Executive's Permanent Disability, (ii) Executive terminates his employment for Good Reason (as hereinafter defined) or (iii) Executive's employment is terminated for any reason after March 31, 2002 other than Executive's death or Permanent Disability, the Company's obligation to compensate Executive shall in all respects cease as of the date of such termination, except (a) for Standard Termination Payments, (b) that the Company will pay to Executive a lump sum amount equal to the Severance Amount (as defined herein) and (c) that the Company will, for a period of twelve (12) months following said date of termination, provide Executive with retirement benefits and welfare (including any life insurance, hospitalization, medical and disability) benefits, substantially similar to those provided to Executive as of the date of termination, provided that such welfare benefits shall be discontinued to the extent Executive receives similar benefits from subsequent employment. For purposes of this Agreement, "Good Reason" shall mean (1) except as specifically provided herein, the assignment to the Executive of duties, or the assignment of the Executive to a position, constituting a material diminution in the Executive's role, responsibilities or authority compared with his role, responsibilities or authority with the Company or its affiliates on the Effective Date; (2) a reduction by the Company in the Executive's bonus opportunities or Base Salary as in effect on the Effective Date; (3) unless the Board approves such reduction or other action, any material reduction in the level of benefits (including participation in any bonus plan) to which the Executive is entitled under one or more employee benefit plans on the Effective Date, or the taking of any action by the Company which would adversely affect the Executive's accrued benefits under any such employee benefit plans or deprive the Executive of any material fringe benefit enjoyed by the Executive on the Effective Date; (4) a demand by the Company to the Executive to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Executive performed the Executive's duties on the Effective Date; or (5) any material breach by the Company of any provision of this Agreement.

                  (b) As used herein, the "Severance Amount" shall mean a lump sum amount equal to (i) two (2) times the greater of Executive's Base Salary in effect on the date of such termination or Executive's Base Salary in effect on the Effective Date; plus (ii) a bonus component equal to two (2) times the greater of the annual target bonus amount for which Executive is eligible on the date of such termination or the annual target bonus amount for which Executive was eligible in the prior year (in either case, for purposes of this clause only, without regard to EBITDA performance of the Company); less (iii) any bonus amount paid for the most recently completed year (commencing with 2001) prior to such termination.

                  (c) In the event that any change in Executive's duties, position, role, responsibilities or authority is implemented or proposed to be implemented by the Company during the term of this Agreement, then: (i) unless Executive provides written notice to the Company and Chief Executive Officer of the Company within thirty (30) days of being notified of such change or proposed change that Executive asserts that such change constitutes a "material diminution" for purposes of clause (1) of Section 6.3(a), such change shall be deemed not to be such a "material diminution" and thereafter Executive's duties, position, role, responsibilities and authority for purposes or such clause (1) shall be as so changed; and (ii) in the event that Executive provides such notice in a timely manner and, within thirty (30) days thereafter, the Company, in its sole discretion, rescinds or alters such change, then for purposes of such clause (1) the original change shall be disregarded (except to the extent so altered). Nothing in this Section 6.3 (b) shall limit the Company's right to contest any assertion that Executive may make with respect to any such change.

         6.4 RELEASE AND SATISFACTION. At the time of termination of Executive's employment, Executive and the Company agree to execute mutual releases whereby
(a) Executive will release, relinquish and forever discharge the Company and any director, officer, employee, shareholder, controlling person or agent of the Company from any and all claims, damages, losses, costs, expenses, liabilities or obligations, whether known or unknown (except as set forth in Section 6.5 hereof other than any such claims, damages losses, costs, expenses, liabilities or obligations arising under (i) any indemnification arrangement of the Company with respect to Executive, (ii) any employee benefit plan or program (whether or not tax-qualified) covering Executive, (iii) any stock purchase or stock option plan or agreement to which the Company and Executive are parties (or any document executed in connection therewith) or (iv) this Agreement, to the extent the Company or any such person has continuing obligations pursuant to the express provisions hereof following such termination), which Executive has incurred or suffered or may incur or suffer as a result of Executive's employment by the Company or the termination of such employment, and (b) the Company will release, relinquish and forever discharge Executive and his heirs, successors and assigns from any and all claims, damages, losses, costs, expenses, liability or obligations, whether known or unknown (except as set forth in Section 6.5 hereof and other than any such claims, damages, losses, costs, expenses, liabilities or obligations arising under any of the arrangements or agreements referred to in clauses (i) through
(iii) in the preceding clause (a) of this Section 6.4 or under this Agreement to the extent Executive or any such person has continuing obligations pursuant to the express provisions hereof following such termination), which the Company has incurred or suffered or may incur or suffer as a result of the Company's employment of Executive or the termination of such employment.

         6.5 EFFECT ON THIS AGREEMENT. The termination of Executive's employment shall not affect the continuing operation and effect of Sections 6.4 and 7 hereof, nor affect any obligation of the Company to make payments pursuant to
Section 6 hereof, which shall continue in full force and effect upon the Company and Executive, and its and his heirs, successors and assigns. Nothing in Section
6.1 or 6.4 hereof shall be deemed to operate or shall operate as a release, settlement or discharge of any liability of Executive to the Company (a) from any act or omission by Executive enumerated in Section 6.1 which constituted a reason for termination of Executive's employment for Cause or (b) in connection with any amount Executive owes to the Company pursuant to a loan or other advance.

         6.6 MITIGATION. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise nor will any payments provided for herein be subject to offset in respect of any claims which the Company may have against Executive and, except as specifically provided herein, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned or benefits received by Executive as the result of employment by a future employer, by offset against any amount claimed to be owed by him to the Company, or otherwise.

7.       NON-COMPETITION; NON-DISCLOSURE OF PROPRIETARY INFORMATION, SURRENDER
         ---------------------------------------------------------------------
         OF RECORDS; INVENTIONS AND PATENTS.
         -----------------------------------

         7.1      NON-COMPETITION

                  (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the trade secrets and other confidential information of the Company and its subsidiaries and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Period of Employment and for two
(2) years thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its subsidiaries (i) which relates to (A) the manufacturing or sale of climbing equipment or (B) aluminum extrusions or (ii) which is commenced by the Company or any of its subsidiaries after the Effective Date and as of the date of termination constitutes or will constitute a material portion of the Company's overall future business within the United States and any other geographical area in which the Company or any of its subsidiaries engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding equity of any class of a corporation or other entity which is publicly traded so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of such person, or in any way interfere with the employee relationship between the Company or any of its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period (other than individuals who have not been employed by the Company or any subsidiary of the Company for a period of at least one (1) year prior to employment by Executive directly or indirectly through another entity), or (iii) induce or attempt to induce any customer, supplier, licensee or other person having a business relationship with the Company or any of its subsidiaries (A) which relates to
(x) the manufacturing or sale of climbing equipment or (y) aluminum extrusion or
(B) which is commenced by the Company or any of its subsidiaries after the Effective Date and as of the date of termination constitutes or will constitute a material portion of the Company's overall future business to cease doing business with the Company or such subsidiaries, or interfere materially with the relationship between any such customer, supplier, licensee or other person having a business relationship with the Company or any of its subsidiaries.

         7.2 PROPRIETARY INFORMATION. Executive agrees that he shall not use for his own purpose or for the benefit of any person or entity other than the Company or its shareholders or affiliates, nor otherwise disclose to any individual or entity at any time while he is employed by the Company or thereafter any proprietary information of the Company unless such disclosure (a) has been authorized by the Board, (b) is in the good faith judgment of Executive required in the course of Executive's employment hereunder, (c) is in the course of such individual's or entity's employment or retention by the Company, or (d) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. For purposes of this Agreement, the term "proprietary information" shall mean: (a) the name or address of any customer, supplier or affiliate of the Company or any information concerning the transactions or relations of any customer, supplier or affiliate of the Company or any of its shareholders; (b) any information concerning any product, technology or procedure employed by the Company, but not generally known to its customers, suppliers or competitors, or under development by or being tested by the Company, but not at the time offered generally to customers or suppliers; (c) any information relating to the marketing methods, sales margins, discounts, rebates, supplier incentives, or the like, the capital structure, or results of any business plan of the Company; (d) any information contained in the Company's policies and procedures or employees' manual; (e) any inventions, innovations, trade secrets or other items covered by Section 7.4 below; and (f) any other information which the Board has determined by resolution and communicated to Executive to be confidential or proprietary. However, proprietary information shall not include any information that is or becomes generally known to the public other than through actions of Executive in violation of Sections 7.1, 7.2 or 7.3 hereof or any information which become available to Executive on a non-confidential basis from a source other then the Company, its affiliates or their respective employees, provided that such source is not known to Executive to be subject to any obligation of secrecy to the Company or its affiliates provided that such information was unsolicited and that with regard thereto Executive took no action.

         7.3 CONFIDENTIALITY AND SURRENDER OF RECORDS. Executive agrees that, while he is employed by the Company or at any time thereafter, he shall not except as required by law give any "confidential records" (as hereinafter defined) to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company or as required by law, a court of competent jurisdiction, or a governmental or regulatory agency, nor shall he retain any of the same following termination of this employment, without the prior approval of the Board. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, financial, operating or marketing records, magnetic tape, or electronic or other media of any kind which may be in Executive's possession or under his control or accessible to him which contain any proprietary information as defined in Section 7.2 above.

         7.4 INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Company's or its subsidiaries' businesses developed by him alone or in conjunction with others at any time during his employment by the Company shall belong to the Company. Executive will use his best efforts to perform all actions reasonably requested by the Executive's Supervisor or the Board to establish and confirm such ownership by the Company.

         7.5 DEFINITION OF COMPANY. For purposes of this Section 7, the term "Company" shall include Holdings and any and all of its subsidiaries, ventures or affiliates (including the Company and any and all of its subsidiaries, ventures or affiliates) whether currently existing or hereafter formed.

         7.6 ENFORCEMENT. The parties hereto agree that the duration and area for which the covenants set forth in Section 7 are to be effective are reasonable. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Agreement will be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America. Executive agrees that damages are an inadequate remedy for any breach of the covenants in this Section 7 and that the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Agreement.

8.       MISCELLANEOUS.
         --------------

         8.1 NOTICE. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.

         8.2 MODIFICATION AND NO WAIVER OF BREACH. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 8.2.

         8.3 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, and all questions relating to the validity and performance hereof and remedies hereunder shall be determined in accordance with such law.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         8.5 CAPTIONS. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

         8.6 ENTIRE AGREEMENT. This Agreement together with any agreement, plans or other documents implementing the terms of this Agreement constitute the entire agreement between the parties hereto relating to the matters encompassed hereby and supersede any prior oral or written agreements.

         8.7 ASSIGNMENT. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the stock, assets or business of the Company.

         8.8 NON-TRANSFERABILITY OF INTEREST. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

         8.9 ARBITRATION. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein ("Rules"). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty days of respondent's receipt of claimant's notice of intention to arbitrate, either party may request the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten days of the transmittal date of the list, then each party shall have an additional five days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be Pittsburgh, Pennsylvania. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator's fees and expenses.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                          WERNER CO., a Pennsylvania corporation

                                          By:
                                                     ---------------------------
                                          Name:      Dennis G. Heiner
Address for Notices:                      Title:       President and CEO

         93 Werner Road
         Greenville, PA 16125-9499
         Attention: Eric J. Werner, Esq.
                    General Counsel


With a copy to:

         Investcorp International Inc.
         280 Park Avenue, 36th Floor
         New York, NY 10017
         Attention: Christopher J. Stadler

                                          EXECUTIVE


                                          --------------------------------------
Address for Notices:                      Robert P. Tamburrino

         Robert P. Tamburrino
         7 Bayshore Drive
         Newtown, PA  18940

                                   SCHEDULE 1
                                   ----------

                                                                                              BONUS AMOUNT
                                          LOCATION                                          AS A PERCENTAGE
              TITLE                       OF OFFICE              BASE SALARY                 OF BASE SALARY
              -----                       ---------              -----------                 --------------

Chief Operating Officer            93 Werner Road                 $300,000                        70%
                                   Greenville, PA

                                    EXHIBIT 1
                                    ---------

                        EARNINGS BEFORE INTEREST, TAXES,
                          DEPRECIATION AND AMORTIZATION




         Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined as Consolidated Net Income (loss) of Holdings and its subsidiaries as it would appear on a statement of income (loss), which shall (i) exclude or be adjusted otherwise for all acquisitions and additional equity contributions to the extent such acquisitions and/or equity contributions materially change target EBITDA for any particular Fiscal Year, (ii) reflect a reduction for all management and employment bonuses payable with respect to the Fiscal Year of Holdings prepared in accordance with U.S. GAAP consistently applied and (iii) be adjusted for any material Board approved amendment to the capital expenditure plan: plus (minus) the following amounts, to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment):

         1. Any provision (benefit) for taxes (including franchise taxes) deducted (added) in calculating such consolidated net income (loss); plus

         2. Any interest expense (net of interest income), deducted in calculating such consolidated net income (loss); plus

         3. Amortization expenses deducted in calculating consolidated net income (loss); plus

         4. Depreciation expense deducted in calculating consolidated net income
(loss); plus

         5. Management fees paid to Investcorp; plus (minus)

         6. Any unusual losses (gains) deducted (added) in calculating consolidated net income (loss). (Unusual items are intended to include transactions considered outside the ordinary course of business. EBITDA will be adjusted to eliminate the effects, if any, of such transactions, the intent being to calculate EBITDA as if such transactions had not occurred; plus (minus)

         7. Any compensation expense (income) deducted (added) in calculating consolidated net income (loss) attributable to transactions involving equity securities of Holdings or its subsidiaries.

         The Executive and his representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting much computation, but Holding's Board of Director's determination shall be conclusive and binding.

                                    EXHIBIT 2

                        LIST OF CURRENT EMPLOYEE BENEFITS
                        ---------------------------------

                               Term Life Insurance

                             Health/Dental Insurance

                         Long Term Disability Insurance

                   Accidental Death & Dismemberment Insurance

                                Travel Insurance

                               401(k) Savings Plan

                               Relocation Benefits

                             Company Car per Policy

                               Vacation per Policy

                                 Laptop Computer

                               Cellular Telephone

                     Internet E-Mail and Web Surfing Account

                  {Annual Supplemental Physical Reimbursement}

                                    EXHIBIT 3
                                    ---------
                                2001 WERNER PERCS
                     VARIABLE PAY BONUS COMPENSATION SYSTEM
                                EMPLOYEE SUMMARY

OBJECTIVE
---------
The objective of the Werner Variable Pay Bonus Compensation System is to motivate associates to achieve exceptional EBITDA performance by providing substantial financial rewards when such performance is attained.

ELIGIBILITY
-----------
Participating associates shall be approved by the Board of Directors each year. Participants must hold a position which impacts profitability and strategy, generally Job Band 5 or currently participating in the Company's variable pay bonus program. Individuals impacting profitability, in lower grades, may also be considered.

To be eligible a participant must be employed, designated and otherwise eligible by June 30th and remain a participant for a minimum of six (6) months. Awards generally will be prorated for participants who do not participate for a full year.

At any time during the year, the Board may also designate new participants in its sole discretion.

Only Board approved associates of the Company or its subsidiaries will be eligible to participate in the Plan. Once a participant ceases to be an employee, whether voluntarily or involuntarily, he or she shall automatically cease to be a participant in the Plan, and shall cease to be entitled to receive an award unless the participant retires, dies or becomes permanently disabled, as noted herein. Participants must be employed by the Company at the time the bonus is paid, unless the participant has retired, becomes permanently disabled or is deceased (in which case, payment shall be made to the participants estate).

An associate's participation in the Plan in any prior year(s) does not give the associate the right to be a participant in the Plan in the current year or in any subsequent year.

No associate shall be a participant in the Plan during any year in which he or she is a participant in any other annual incentive plan of the Company or any of its subsidiaries.

ADMINISTRATION
--------------
The Board shall determine whether awards will be granted. The Board will also determine which participants will receive an award and the amount of each award, in its sole discretion. Due consideration will be given to the award guidelines, performance against financial objectives, individual participant performance against objectives, the recommendations of the Chief Executive Officer and the appropriate Executive and Management Leadership Team representative(s) and such other factors as the Board may deem appropriate, in its sole discretion.

Payments will be made in cash as soon as practical after audited financial results are available, normally by March 15th of each year, to participants who are regular full-time employees on the date of payment. Federal, State and/or local taxes or other similar payments required by law will be withheld with respect to such payments, but no 401(k) or other similar deductions will be made.

The Board will make bonus payments at a level commensurate with the Corporation's overall performance, including adjustments consistent with past bonus and current stock option plans (i.e. accrued costs for acquisitions, extraordinary expenditures, unbudgeted gains/losses arising from a change in accounting, etc.) as follows:

                           EBITDA PERFORMANCE             POOL & INDIVIDUAL
                               TO TARGET                  % OF TARGET BONUS
                               ---------                  -----------------
                                    113.89%                     150%
                                    110%                        130%
                                    105%                        115%
                                    100%                        100%
                                     95%                         75%
                                     90%                         50%
                           less than 90%                          0%

The bonus is calculated by multiplying 50% times the individuals EBITDA Target bonus percent, times the individuals bonus percent to get the EBITDA portion of the bonus percentage. Then the Personal Performance Factor ("PPF") portion is calculated by multiplying 50% times the individuals EBITDA Target bonus percent, times the individuals bonus percent times their PPF rating. Finally, the two (2) percentages are added together to get the final bonus percentage.

Under this format, it is possible for individuals to earn awards greater or less than the formula, however, there shall be a calculated fixed bonus pool for each year and a cap on each individual target bonus of 150% of the participant's target bonus percent. In the event that the sum of all individual bonus's exceed the fixed bonus pool, each individual bonus will be proportionately reduced so that the total pay out does not exceed the fixed bonus pool. However, additional funding can be attained if business exceeds budgeted EBITDA and the Company makes significant progress against strategic objectives as determined by the Board of Directors.

No person shall have any claim or right to be granted an award under the Plan. The decisions to pay or not to pay an award, the amount of the award to be paid, and to whom an award will be paid, shall be made by the Board, in its sole discretion. The Board may pay an award even when the results would not otherwise call for an award payment. Likewise, the Board may elect not to pay awards even when minimum objectives are met.

Any exceptions to the Plan must be approved in writing by the Chief Executive Officer based on approval of the Board.

Nothing in the Plan or in any action taken hereunder shall affect the Company's right to terminate at any time and for any reason the employment of any employee who is a participant in the Plan.

The Plan may be amended, suspended, terminated or reinstated in whole or in part by the Board of Directors.

                         2001 WERNER PERCS VARIABLE PAY

                            BONUS COMPENSATION SYSTEM
                            -------------------------

KEY COMPONENTS
--------------

         Core Funding Pool
         -----------------
         Total dollars calculated by summing the total of each individual's particular target bonus percent multiplied by their base salary multiplied by EBITDA adjustment factor as indicated in the 2001 EBITDA Target chart below. Under this format, it is possible for individuals to earn awards greater or less than the formula; however, there shall be a calculated fixed bonus pool for each year. In the event that the sum of all individual bonus's exceed the fixed bonus pool, each individual bonus will be proportionately reduced so that the total pay out does not exceed the fixed bonus pool.

                               2001 EBITDA TARGET

          ---------------------- ------------------- -------------------------- ----------------- --------------

          $ (in millions)            % of Target     EBITDA Adjustment Factor      Potential          Total
                                                         % of Target Bonus         Additional
                                                                                    Funding
          ---------------------- ------------------- -------------------------- ----------------- --------------

          less than $64.8        less than 90%                    0%                    0%               0%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $64.8                          90%                     50%                    0%              50%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $68.4                          95%                     75%                    0%              75%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $72.0                         100%                    100%                   20%             120%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $75.6                         105%                    115%                   20%             135%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $79.2                         110%                    130%                   20%             150%
          ---------------------- ------------------- -------------------------- ----------------- --------------

          $82.0                      113.89%                    150%                    0%             150%
          ---------------------- ------------------- -------------------------- ----------------- --------------

         Potential Additional Funding - Strategic Objectives
         ---------------------------------------------------
         Additional plan funding can be attained if business exceeds budgeted EBITDA and makes significant progress against strategic objectives as determined by the Board of Directors.

         Strategic Objectives are identified separately.

         The Board of Directors, in its sole discretion, can approve additional funding up to 20% for exceptional financial performance and significant progress against strategic objectives. Therefore, the total pool could be funded at 150% of target.

         The decisions to pay or not to pay an award, the amount of the award to be paid, and to whom an award will be paid, shall be made by the Board, in its sole discretion. The Board may pay an award even when the results would not otherwise call for an award payment. Likewise, the Board may elect not to pay awards even when minimum objectives are met.

ADMINISTRATION
--------------
Each individual participant in the program will be evaluated and performance rated to reflect their own attainment of individual goals on a measure of 0 -
1.5 measured in 1/10th increments.

Example:

----------------------- -------------------------------------------------------------------------
 Personal Performance
   Factor/Modifier
        (PPF)           Description
----------------------- -------------------------------------------------------------------------
           0            Did not attain any individual goals
----------------------- -------------------------------------------------------------------------

          .5            Attained some individual goals
----------------------- -------------------------------------------------------------------------

          .8            Attained most individual goals
----------------------- -------------------------------------------------------------------------

         1.0            Attained all individual goals
----------------------- -------------------------------------------------------------------------

         1.2            Exceeded individual goals
----------------------- -------------------------------------------------------------------------

         1.5            Outstanding performance, greatly exceeded all individual goals
----------------------- -------------------------------------------------------------------------

Individual bonus payout has two (2) components:

         1. 50% of individual's target bonus is based upon Enterprise Financial Results (EBITDA) which may be adjusted consistent with past bonus and current stock option plans (i.e. accrued costs for acquisitions, extraordinary expenditures, unbudgeted gains/losses arising from a change in accounting, etc.).
         2.   50% of individual's bonus is based upon personal factors.

Therefore, a bonus can be "0" if the Company does not meet minimum EBITDA target (if EBITDA is less than 90%) or up to a maximum of 1.5 times the individual target if the Company achieves 110% of EBITDA Target and the individual receives a 1.5 personal performance factor/modifier.

EXAMPLES:
---------

                  ---------------- --------------------------------- -------------------------
                  Individual       Salary                                 Bonus Percent
                  ---------------- --------------------------------- -------------------------

                               1.  $ 50,000                                    10%
                  ---------------- --------------------------------- -------------------------

                               2.  $ 75,000                                    15%
                  ---------------- --------------------------------- -------------------------

                               3.  $125,000                                    20%
                  ---------------- --------------------------------- -------------------------

                               4.  $175,000                                    50%
                  ---------------- --------------------------------- -------------------------

                               5.  $250,000                                    70%
                  ---------------- --------------------------------- -------------------------

                               6.  $300,000                                    95%
                  ---------------- --------------------------------- -------------------------

To calculate the bonus amount, take 75% times the individuals EBITDA Target bonus percent, times the individuals bonus % to get the EBITDA portion of the bonus % and for the PPF portion, multiply 25% times the individuals EBITDA Target bonus percent, times the individuals bonus % times their PPF rating. Add these two (2) percentages together to get the final bonus percentage. See examples below

FOR THE FOLLOWING EXAMPLES, ASSUME THAT THE TOTAL BONUS POOL HAS ADEQUATE FUNDING EXCEPT FOR EXAMPLE #4.

1)   Individual #1 above, assuming the Company reaches 95% of EBITDA and the individuals PPF = .5
                        EBITDA                 PPF
         Bonus = 50% (75% x 10%) + 50% (75% x 10% x .5)
                        3.75%       +        1.875%

         Total Bonus Percentage = 5.625%
                  [5.625% x $50,000]

         Bonus = $2,812.50

2)   Individual #2 above, assuming the Company reached 90% of EBITDA and the individuals PPF = .9

                       EBITDA                PPF
         Bonus = 50% (50% x 15%) + 50% (50% x 15% x .9)
                        3.75%       +       3.375%

         Total Bonus Percentage = 7.125%
                  [7.125% x $75,000]

         Bonus = $5,343.75

3)   Individual #3 above, assuming the Company reached 110% of EBITDA and the individuals PPF = 0

                        EBITDA                 PPF
         Bonus = 50% (130% x 20%) + 50% (130% x 20% x 0)
                         13.0%       +          0%

         Total Bonus Percentage = 13.0%
              [13.0% x $125,000]

         Bonus = $16,250.00

4)   Individual #4 above, assuming the Company reached 100% of EBITDA and the individuals PPF = 1.5
                        EBITDA                 PPF
         Bonus = 50% (100% x 50%) + 50% (100% x 50% x 1.5)
                          25%        +        37.5%

         Total Bonus Percentage = 56.25
                  [62.5% x $175,000]

         Total of all bonuses = 110% of total authorized bonus pool, therefore bonuses must be proportionately reduced by pro-rata.  (Ex. If pool = $1,425,647 and total bonuses = $1,568,212, would need to reduce each individual by 10%)

         Bonus = $109,375 less proportionate reduction of $10,937.50

         Total Final Bonus = $98,437.50

5)   Individual #5 above, assuming the Company reached 100% of EBITDA, plus additional 20% and the individuals PPF = 1.3

                        EBITDA                 PPF
         Bonus = 50% (120% x 70%) + 50% (120% x 70% x 1.3)
                          42%        +        54.6%

         Total Bonus Percentage = 96.6%
              [96.6% x $250,000]

         Bonus = $241,500

6)   Individual #5 above, assuming the Company reached 110% of EBITDA, plus additional 20% and the individuals PPF = 1.5
                        EBITDA                  PPF
         Bonus = 50% (150% x 95%) + 50% (150% x 95% x 1.5)
                        71.25%    +          106.875%

         Total Bonus Percentage = 178.125%
                  [Maximum of 142.5% (150% OF 95% TARGET BONUS) x $300,000]

         Bonus = $427,500

                                  2001 SCHEDULE
                                  -------------

------------------------------------------------------------------------------------------------------------------------------------
ACTUAL EBITDA $  less than $64.8M      $64.8M               $68.4M               $72.0M                 $75.6M              $79.2M
------------------------------------------------------------------------------------------------------------------------------------
ACTUAL EBITDA %
OF TARGET        less than 90%       90%                  95%                 100%                  105%                 110%
------------------------------------------------------------------------------------------------------------------------------------
% OF TARGET BONUS %   0%             50%                  75%                 100%                  115%                 130%
FOR INDIVIDUAL & POOL
------------------------------------------------------------------------------------------------------------------------------------
 TARGET BONUS %
 OF BASE SALARY            Minimum %  Maximum %  Minimum % Maximum %  Minimum %  Maximum %  Minimum %  Maximum % Minimum % Maximum %
------------------------------------------------------------------------------------------------------------------------------------
       10%            0      2.50%      6.25%      3.75%     9.38%      5.00%     12.50%      5.75%     14.38%     6.50%     15.00%
------------------------------------------------------------------------------------------------------------------------------------
       15%            0      3.75%      9.38%      5.63%     14.06%     7.50%     18.75%      8.63%     21.56%     9.75%     22.50%
------------------------------------------------------------------------------------------------------------------------------------
       20%            0      5.00%      12.50%     7.50%     18.75%    10.00%     25.00%      11.50%    28.75%     13.00%    30.00%
------------------------------------------------------------------------------------------------------------------------------------
       25%            0      6.25%      15.63%     9.38%     23.44%    12.50%     31.25%      14.38%    35.94%     16.25%    37.50%
------------------------------------------------------------------------------------------------------------------------------------
       30%            0      7.50%      18.75%    11.25%     28.13%    15.00%     37.50%      17.25%    43.13%     19.50%    45.00%
------------------------------------------------------------------------------------------------------------------------------------
       35%            0      8.75%      21.88%    13.13%     32.81%    17.50%     43.75%      20.13%    50.31%     22.75%    52.50%
------------------------------------------------------------------------------------------------------------------------------------
       40%            0     10.00%      25.00%    15.00%     37.50%    20.00%     50.00%      23.00%    57.50%     26.00%    60.00%
------------------------------------------------------------------------------------------------------------------------------------
       45%            0     11.25%      28.13%    16.88%     42.19%    22.50%     56.25%      25.88%    64.69%     29.25%    67.50%
------------------------------------------------------------------------------------------------------------------------------------
       50%            0     12.50%      31.25%    18.75%     46.88%    25.00%     62.50%      28.75%    71.88%     32.50%    75.00%
------------------------------------------------------------------------------------------------------------------------------------
       55%            0     13.75%      34.38%    20.63%     51.56%    27.50%     68.75%      31.63%    79.06%     35.75%    82.50%
------------------------------------------------------------------------------------------------------------------------------------
       60%            0     15.00%      37.50%    22.50%     56.25%    30.00%     75.00%      34.50%    86.25%     39.00%    90.00%
------------------------------------------------------------------------------------------------------------------------------------
       65%            0     16.25%      40.63%    24.38%     60.94%    32.50%     81.25%      37.38%    93.44%     42.25%    97.50%
------------------------------------------------------------------------------------------------------------------------------------
       70%            0     17.50%      43.75%    26.25%     65.63%    35.00%     87.50%      40.25%    100.63%    45.50%   105.00%
------------------------------------------------------------------------------------------------------------------------------------
       75%            0     18.75%      46.88%    28.13%     70.31%    37.50%     93.75%      43.13%    107.81%    48.75%   112.50%
------------------------------------------------------------------------------------------------------------------------------------
       80%            0     20.00%      50.00%    30.00%     75.00%    40.00%     100.00%     46.00%    115.00%    52.00%   120.00%
------------------------------------------------------------------------------------------------------------------------------------
       85%            0     21.25%      53.13%    31.88%     79.69%    42.50%     106.25%     48.88%    122.19%    55.25%   127.50%
------------------------------------------------------------------------------------------------------------------------------------
       90%            0     22.50%      56.25%    33.75%     84.38%    45.00%     112.50%     51.75%    129.38%    58.50%   135.00%
------------------------------------------------------------------------------------------------------------------------------------
       95%            0     23.75%      59.38%    35.63%     89.06%    47.50%     118.75%     54.63%    136.56%    61.75%   142.50%
------------------------------------------------------------------------------------------------------------------------------------
      100%            0     25.00%      62.50%    37.50%     93.75%    50.00%     125.00%     57.50%    143.75%    65.00%   150.00%
------------------------------------------------------------------------------------------------------------------------------------


Note: Maximum percentage is capped to 150% of target bonus percent. This chart does not show any calculations for the potential additional 20% funding.

                      2001 Personal Performance Objectives

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Bonus Participant Name: ________________________                            Supervisor:   ______________________

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Key Performance Objectives             Weight        Measurement of Success                    Results           Rating(1)  PPF(2)
------------------------------------------------------------------------------------------------------------------------------------
1.                                         %
------------------------------------------------------------------------------------------------------------------------------------
2.                                         %
------------------------------------------------------------------------------------------------------------------------------------
3.                                         %
------------------------------------------------------------------------------------------------------------------------------------
4.                                         %
------------------------------------------------------------------------------------------------------------------------------------
5.                                         %
------------------------------------------------------------------------------------------------------------------------------------
6.                                         %
------------------------------------------------------------------------------------------------------------------------------------
7.                                         %
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   100%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ESTABLISHING KEY PERFORMANCE OBJECTIVES:                                                  RESULTS:
----------------------------------------                                                  --------
------------------------------------------------------------------------------------------------------------------------------------
                                                (1) This is general guidance for
                                                performance
------------------------------------------------------------------------------------------------------------------------------------
___________________________    _______          rating.  You can use any number between   _________________________    ______
------------------------------------------------------------------------------------------------------------------------------------
Participant                    Date             0 - 1.5 in 1/10ths.                       Participant                  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
___________________________    _______          0 - Did not attain any individual goals   _________________________    ______
------------------------------------------------------------------------------------------------------------------------------------
Supervisor                     Date             .5 - Attained some individual goals        Supervisor                  Date
------------------------------------------------------------------------------------------------------------------------------------
                                                .8 - Attained most individual goals
------------------------------------------------------------------------------------------------------------------------------------
___________________________    _______          1.0 - Attained all individual goals       _________________________    ______
------------------------------------------------------------------------------------------------------------------------------------
Executive Leadership Team      Date             1.2 - Exceeded individual goals            Executive Leadership Team   Date
------------------------------------------------------------------------------------------------------------------------------------
Representative                                  1.5 - Outstanding performance, greatly     Representative
------------------------------------------------------------------------------------------------------------------------------------
                                                      exceeded all individual goals
------------------------------------------------------------------------------------------------------------------------------------
___________________________    ______                                                     _________________________    ______
------------------------------------------------------------------------------------------------------------------------------------
CEO                            Date             (2) Personal Performance Factor/Modifier =  CEO                          Date

------------------------------------------------------------------------------------------------------------------------------------
                                                Performance Rating x Percentage Weight
------------------------------------------------------------------------------------------------------------------------------------


                                       9